As Filed With the Securities and Exchange Commission on July 25, 2024
Registration No. 333-21299
Registration No. 333-21301
Registration No. 333-21303
Registration No. 333-21305
Registration No. 333-28515
Registration No. 333-63094
Registration No. 333-96755
Registration No. 333-126311
Registration No. 333-126313
Registration No. 333-126316
Registration No. 333-135217
Registration No. 333-182429
Registration No. 333-204896
Registration No. 333-238767
Registration No. 333-265438

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-21299
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-21301
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-21303
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-21305
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-28515
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-63094
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-96755
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-126311
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-126313
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-126316
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-135217
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-182429
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-204896
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-238767
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-265438
UNDER
THE SECURITIES ACT OF 1933

Hibbett, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-8159608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2700 Milan Court
Birmingham, Alabama	35211
(Address of Principal Executive Offices)	(Zip Code)

Hibbett Sporting Goods, Inc. Stock Plan for Outside Directors
Hibbett Sporting Goods, Inc. Employee Stock Purchase Plan
Hibbett Sporting Goods, Inc. Amended and Restated 1996 Stock Option Plan
Hibbett Sporting Goods, Inc. Stock Option Plan
Hibbett Sporting Goods, Inc. Non-Qualified Stock Options Issued to Clyde B. Anderson
2005 Director Deferred Compensation Plan
2005 Equity Incentive Plan
2005 Employee Stock Purchase Plan
2006 Non-Employee Director Equity Plan
Hibbett, Inc. Amended and Restated Non-Employee Director Equity Plan
Hibbett, Inc. Amended and Restated 2015 Equity Incentive Plan
Hibbett, Inc. Director Deferred Compensation Plan
Hibbett, Inc. 2015 Employee Stock Purchase Plan
(Full title of the plan)

Michael E. Longo
President and Chief Executive Officer
Hibbett, Inc.
2700 Milan Court
Birmingham, Alabama 35211
(205) 942-4292
(Name, address and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Paul M. Tiger
Tomas T.J. Rua
Freshfields Bruckhaus Deringer US LLP
3 World Trade Center
175 Greenwich Street
New York, NY 10007
(212) 277-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                            Accelerated filer ☒
Non-accelerated filer    ☐                                         Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following registration statements (collectively, the “Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”) by Hibbett, Inc. (f/k/a Hibbett Sporting Goods, Inc.) (the “Registrant”):

•Registration Statement on Form S-8 (File No. 333-21299), filed with the Commission on February 2, 1997, registering 50,000 shares of common stock, par value $0.01 per share, of the Registrant (“Common Shares”), for issuance under the Registrant’s Stock Plan for Outside Directors;
•Registration Statement on Form S-8 (File No. 333-21301), filed with the Commission on February 2, 1997, registering 75,000 Common Shares for issuance under the Registrant’s Employee Stock Purchase Plan;
•Registration Statement on Form S-8 (File No. 333-21303), filed with the Commission on February 2, 1997, registering 238,566 Common Shares for issuance under the Registrant’s Amended and Restated 1996 Stock Option Plan;
•Registration Statement on Form S-8 (File No. 333-21305), filed with the Commission on February 2, 1997, registering 66,352 Common Shares for issuance under the Registrant’s Stock Option Plan;
•Registration Statement on Form S-8 (File No. 333-28515), filed with the Commission on June 4, 1997, registering 70,820 Common Shares for issuance under the Registrant’s Non-Qualified Stock Options Issued to Clyde B. Anderson;

•Registration Statement on Form S-8 (File No. 333-63094), filed with the Commission on June 15, 2001, registering 650,000 Common Shares for issuance under the Registrant’s Amended and Restated 1996 Stock Option Plan;
•Registration Statement on Form S-8 (File No. 333-96755), filed with the Commission on July 19, 2002, registering 100,000 Common Shares for issuance under the Registrant’s Stock Plan for Outside Directors;
•Registration Statement on Form S-8 (File No. 333-126311), filed with the Commission on June 30, 2005, registering 75,000 Common Shares for issuance under the Registrant’s 2005 Director Deferred Compensation Plan;
•Registration Statement on Form S-8 (File No. 333-126313), filed with the Commission on June 30, 2005, registering 500,000 Common Shares for issuance under the Registrant’s 2005 Equity Incentive Plan;
•Registration Statement on Form S-8 (File No. 333-126316), filed with the Commission on June 30, 2005, registering 0 Common Shares for issuance under the Registrant’s 2005 Employee Stock Purchase Plan;
•Registration Statement on Form S-8 (File No. 333-135217), filed with the Commission on June 22, 2006, registering 500,000 Common Shares for issuance under the Registrant’s 2006 Non-Employee Director Equity Plan;
•Registration Statement on Form S-8 (File No. 333-182429), filed with the Commission on June 29, 2012, registering 500,000 Common Shares for issuance under the Registrant’s 2012 Non-Employee Director Equity Plan;
•Registration Statement on Form S-8 (File No. 333-204896), filed with the Commission on June 12, 2015, registering (i) 1,000,000 Common Shares for issuance under the Registrant’s Amended and Restated 2015 Equity Incentive Plan, (ii) 300,000 Common Shares for issuance under the Registrant’s 2015 Employee Stock Purchase Plan and (iii) 150,000 Common Shares for issuance under the Registrant’s 2015 Director Deferred Compensation Plan;
•Registration Statement on Form S-8 (File No. 333-238767), filed with the Commission on May 29, 2020, registering 1,500,000 Common Shares for issuance under the Registrant’s Amended and Restated 2015 Equity Incentive Plan; and
•Registration Statement on Form S-8 (File No. 333-265438), filed with the Commission on June 6, 2022, registering 421,213 additional Common Shares for issuance under the Registrant’s Amended and Restated Non-Employee Director Equity Plan.

On July 25, 2024, pursuant to the Agreement and Plan of Merger, dated as of April 23, 2024, by and among the Registrant, Genesis Holdings, Inc., an Indiana corporation (“Parent”), Steps Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of the provisions set forth therein, JD Sports Fashion plc, a company incorporated under the laws of England and Wales and the ultimate parent company of Parent and Merger Sub, Merger Sub merged with and into Registrant, with the Registrant continuing as the surviving company and a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities, if any, as of the date hereof. This Post-Effective Amendment is being filed by the Registrant to deregister any and all securities that remain unsold or otherwise unissued under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 25, 2024.

HIBBETT, INC.
By:	/s/ Michael E. Longo
Michael E. Longo
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.